As filed with the Securities and Exchange Commission on June 20, 1997
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         PHILLIPS-VAN HEUSEN CORPORATION
               (Exact name of issuer as specified in its charter)

         Delaware                                              13-1166910
 (State of incorporation)                                   (I.R.S Employer
                                                         Identification Number)

                           1290 Avenue of the Americas
                            New York, New York 10104
                    (Address of principal executive offices)

                               -------------------

                         Phillips-Van Heusen Corporation
                             1997 Stock Option Plan
                            (Full title of the plan)

                               -------------------

     Eugene O. Kessler                         Copy to:
     Vice President, Human Resources           Edward H. Cohen, Esq.
     1290 Avenue of the Americas               Rosenman & Colin LLP
     New York, New York  10104                 575 Madison Avenue
     (212) 468-7180                            New York, New York 10022
     (Name, address and telephone              (212) 940-8580
     number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================
Title of                          Proposed maximum     Proposed maximum     Amount of
securities to      Amount to be   offering price       aggregate offering   registration
be registered       registered    per share*           price*               fee
========================================================================================
Common Stock,
  par value $1.00
  per share......    2,500,000       $14.25              $35,625,000         $10,796
========================================================================================

      *Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on June 17, 1997.
================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Phillips-Van Heusen Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-724) are incorporated by reference in this Registration
Statement:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended February 2, 1997, filed with the Commission on April 30, 1997.

            b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1997, filed with the Commission on June 9, 1997.

            c. The information in respect of the Company's capital stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-3 (Registration No. 33-46770), filed with the Commission on March 27, 1992.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

      Experts. The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended February 2, 1997, have been audited by Ernst and Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information for the thirteen weeks ended May 4, 1997 and April 28, 1996, incorporated by reference herein, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the thirteen weeks ended May 4, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of this Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The By-Laws of the Company provide that the Company may indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"), the law of the state in which the Company is incorporated. Section 145 of the GCL empowers a corporation, within certain limitations, to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. In addition, the Certificate of Incorporation of the Company provides for a director or officer to be indemnified unless his acts (i) constituted a breach of his fiduciary duties to the Company or its stockholders, (ii) were committed in bad faith or were the result of active or deliberate dishonesty, (iii) violated Section 174 of the GCL or (iv) resulted in a personal gain or financial profit or other advantage to which he is not legally entitled. The Company also has in effect directors' and officers' liability insurance.

ITEM 8. EXHIBITS

Exhibit No. Description

4(a) Phillips-Van Heusen Corporation 1973 Employees' Stock Option Plan (incorporated by reference to Exhibit 1 to Form S-8 Registration Statement, Registration No. 2-72959, filed on July 15, 1981).

4(b) Supplement to 1973 Employees' Stock Option Plan (incorporated by reference to the Company's Prospectus filed pursuant to Rule 424(c) to the Form S-8 Registration Statement, Registration No.
            2-72959, filed on March 31, 1982).

4(c) Amendment to Phillips-Van Heusen Corporation 1973 Employees' Stock Option Plan (incorporated by reference to Exhibit 4(c) to Form S-8 Registration Statement, Registration No. 33-24057, filed on August 29, 1988).

4(d) Phillips-Van Heusen Corporation 1987 Stock Option Plan (including all amendments through June 13, 1995) (incorporated by reference to
            Exhibit 4(d) to Form S-8 Registration Statement, Registration No. 33-60793, filed on June 30, 1995).

*4(e)       Phillips-Van Heusen Corporation 1997 Stock Option Plan.

4(f) Certificate of Incorporation (incorporated by reference to Exhibit 5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1977).

4(g) Amendment to Certificate of Incorporation filed June 27, 1984 (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1985).

4(h) Amendment to Certificate of Incorporation filed June 2, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1988).

4(i) Amendment to Certificate of Incorporation filed June 1, 1993 (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1994).

4(j) Amendment to Certificate of Incorporation filed June 20, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 10-Q for the period ended July 28, 1996).

4(k) By-Laws of the Company, as amended through June 18, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 10-Q for the period ended July 28, 1996).

4(l) Preferred Stock Purchase Rights Agreement (the "Rights Agreement"), dated June 10, 1986 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 3 to the Company's Quarterly Report as filed on Form 10-Q for the period ended May 4,
            1986).

4(m) Amendment to the Rights Agreement, dated March 31, 1987 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended February 2, 1987).

4(n) Supplemental Rights Agreement and Second Amendment to the Rights Agreement, dated as of July 30, 1987, between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit
            (c)(4) to the Company's Schedule 13E-4, Issuer Tender Offer Statement, dated July 31, 1987).

4(o) Notice of extension of Rights Agreement, dated June 5, 1996, from the Company to The Bank of New York (incorporated by reference to Exhibit 4.13 to the Company's report on Form 10-Q for the period ended April 28, 1996).

4(p) Specimen of common stock certificate of the Company (incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1981).

*5(a)       Opinion of Rosenman & Colin LLP.

*15(a)      Letter from Ernst & Young LLP re Unaudited Interim Financial
            Information.

*23(a)      Consent of Ernst & Young LLP.

*23(b)      Consent of Rosenman & Colin LLP (included in Exhibit 5(a)).

----------
*  Filed herewith

ITEM 9. UNDERTAKINGS

      1. The undersigned Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of June, 1997.

                                      PHILLIPS-VAN HEUSEN CORPORATION


                                      By  /s/ Bruce J. Klatsky
                                          ------------------------------------
                                          Bruce J. Klatsky
                                          Chairman, President, Chief Executive
                                          Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature           Title                                   Date
       ---------           -----                                   ----


/s/ Bruce J. Klatsky       Chairman, President, Chief Executive    June 17, 1997
------------------------   Officer and Director
Bruce J. Klatsky           (Principal Executive Officer)



/s/ Irwin W. Winter        Executive Vice President and Chief      June 17, 1997
------------------------   Financial Officer
Irwin W. Winter


/s/ Emanuel Chirico        Vice President and Controller           June 17, 1997
------------------------   (Principal Accounting Officer)
Emanuel Chirico


/s/ Edward H. Cohen        Director                                June 17, 1997
------------------------
Edward H. Cohen


/s/ Joseph B. Fuller       Director                                June 17, 1997
------------------------
Joseph B. Fuller


/s/ Joel H. Goldberg       Director                                June 17, 1997
------------------------
Joel H. Goldberg

/s/ Marc Grosman           Director                                June 17, 1997
------------------------
Marc Grosman


/s/ Dennis F. Hightower     Director                               June 17, 1997
------------------------
Dennis F. Hightower


/s/ Maria Elena Lagomasino  Director                               June 17, 1997
--------------------------
Maria Elena Lagomasino


/s/ Harry N.S. Lee          Director                               June 17, 1997
------------------------
Harry N.S. Lee


/s/ Bruce Maggin            Director                               June 17, 1997
------------------------
Bruce Maggin


                            Director                               June 17, 1997
------------------------
Sylvia M. Rhone


                            Director                               June 17, 1997
------------------------
Peter J. Solomon

                                 EXHIBIT INDEX

                                                                         Page
Exhibit No.     Description                                              Number
-----------     -----------                                              ------

4(a) Phillips-Van Heusen Corporation 1973 Employees' Stock Option Plan (incorporated by reference to Exhibit 1 to Form S-8 Registration Statement, Registration No.
                2-72959, filed on July 15, 1981).

4(b)            Supplement to 1973 Employees' Stock Option Plan
                (incorporated by reference to the Company's Prospectus filed pursuant to Rule 424(c) to the Form S-8
                Registration Statement, Registration No. 2-72959, filed on March 31, 1982).

4(c)            Amendment to Phillips-Van Heusen Corporation 1973
                Employees' Stock Option Plan (incorporated by reference to Exhibit 4(c) to Form S-8 Registration Statement, Registration No. 33-24057, filed on August 29, 1988).

4(d) Phillips-Van Heusen Corporation 1987 Stock Option Plan (including all amendments through April 18, 1995) (incorporated by reference to Exhibit 4(d) to Form S-8 Registration Statement, Registration No. 33-60793, filed on June 30, 1995).

*4(e)           Phillips-Van Heusen Corporation 1997 Stock Option
                Plan.

4(f) Certificate of Incorporation (incorporated by reference to Exhibit 5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 29,
                1977).

4(g) Amendment to Certificate of Incorporation filed June 27, 1984 (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1985).

4(h) Amendment to Certificate of Incorporation filed June 2, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1988).

4(i) Amendment to Certificate of Incorporation filed June 1, 1993 (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1994).

4(j) Amendment to Certificate of Incorporation filed June 20, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 10-Q for the period ended July 28, 1996).

4(k) By-Laws of the Company, as amended through June 18, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 10-Q for the period ended July 28, 1996).

4(l) Preferred Stock Purchase Rights Agreement (the "Rights Agreement"), dated June 10, 1986 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 3 to the Company's Quarterly Report as filed on Form 10-Q for the period ended May 4, 1986).

                                                                         Page
Exhibit No.     Description                                              Number
-----------     -----------                                              ------

4(m) Amendment to the Rights Agreement, dated March 31, 1987 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended February 2, 1987).

4(n) Supplemental Rights Agreement and Second Amendment to the Rights Agreement, dated as of July 30, 1987, between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit (c)(4) to the Company's Schedule 13E-4, Issuer Tender Offer Statement, dated July 31, 1987).

4(o) Notice of extension of Rights Agreement, dated June 5, 1996, from the Company to The Bank of New York
                (incorporated by reference to Exhibit 4.13 to the Company's report on Form 10-Q for the period ended April 28, 1996).

4(p) Specimen of common stock certificate of the Company (incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1981).

*5(a)           Opinion of Rosenman & Colin LLP.

*15(a)          Letter from Ernst & Young LLP re Unaudited Interim
                Financial Information.

*23(a)          Consent of Ernst & Young LLP.

23(b)           Consent of Rosenman & Colin LLP (included in Exhibit
                5(a)).

--------
*  Filed herewith